                                                                   Exhibit 10.21

                                LEASE AGREEMENT

                                    Between

            SAN LUIS PARTNERSHIP, a California general partnership

                                   LANDLORD,

                                      and

         PETRO STOPPING CENTERS, L.P., a Delaware limited partnership

                                    TENANT

                             Location of Premises:

                             28991 W. Gonzaga Road
                           Merced County, California

                            "San Luis Travel Plaza"

                                     INDEX
                                     -----

Article                                                                                                                  Page
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
          1       Basic Lease Provisions.................................................................................   1

          2       Demise and Term........................................................................................   1

          3       Real Property Improvements.............................................................................   1

          4       Equipment..............................................................................................   2

          5       Rent...................................................................................................   2

          6       Taxes and Assessments..................................................................................   2

          7       Landlord's Covenants and Restrictions..................................................................   3

          8       Warranties and Representations.........................................................................   3

          9       Subordination, Attornment and Non-Disturbance
                  Agreement; Estoppel Letters............................................................................   6

         10       Force Majeure..........................................................................................   7

         11       Alterations by Tenant -- Mechanics' Liens..............................................................   7

         12       Maintenance and Repair Obligations.....................................................................   7

         13       Utilities..............................................................................................   7

         14       Observance of Laws, Regulations, Etc...................................................................   7

         15       Assignment.............................................................................................   8

         16       Insurance and Subrogation..............................................................................   8

         17       Damage and Destruction.................................................................................   8

         18       Condemnation...........................................................................................   9

         19       Signs..................................................................................................   9

         20       Default................................................................................................   9

         21       Purchase Option........................................................................................  10

         22       Indemnification........................................................................................  11

         23       Conditions to Lease ...................................................................................  12

         24       Purchase of Inventory .................................................................................  12

         25       Miscellaneous Provisions...............................................................................  12

EXHIBITS

         Exhibit A:        Legal description of the Premises.

         Exhibit B:        List of Equipment

         Exhibit B-1:      Equipment Warranties and Guarantees

         Exhibit C:        Memorandum of Lease and Purchase Option.

         Exhibit D:        List of registered underground storage and other
                           tanks.

         Exhibit E:        Permitted Encumbrances.

         Exhibit F:        Equipment Not in Operating Condition

         Exhibit G:        Permits

         Exhibit H:        Scheduled Contracts

         Exhibit I:        Scheduled Leases

         Exhibit J:        Liens to be Released

         Exhibit K:        Alterations

APPENDICES:
----------

         8.01(D)           Insurance Policies

         8.01(E)           Litigation

         8.01(K)           Environmental Matters

         8.01(M)           Ten Largest Customers of San Luis Travel Plaza

                                LEASE AGREEMENT

  AGREEMENT OF LEASE made effective as of the ____ day of _____________, 2000, (the "Effective Date"), by and between SAN LUIS PARTNERSHIP, a California general partnership, whose address is 5570 Sanchez, #230, San Jose, California 95123 (hereinafter referred to as "Landlord") and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, with offices at 6080 Surety Drive, El Paso, Texas 79905 (hereinafter referred to as "Tenant").

                             W I T N E S S E T H:

That Landlord, in consideration of the rents and covenants herein set forth, hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises hereinafter described, upon the following terms and conditions:

                                   ARTICLE 1

                            BASIC LEASE PROVISIONS

SECTION 1.01  BASIC LEASE PROVISIONS

  (A) Name and location of Premises: The San Luis Travel Plaza, located at 28991
W. Gonzaga Road, Merced County, California 95322, situated on the real property described on Exhibit A attached hereto and made a part hereof, together with the buildings and all other improvements thereon.

  (B) Premises: The "Premises" consist of the real property described on Exhibit A, containing approximately 14.68 acres of land, more or less and all easements, rights of ingress and egress, rights-of-way and appurtenances thereto and all parking areas used or useful in connection therewith (the "Real Property"), and all improvements and buildings situated thereon, including without limitation two (2) Buildings, being the Truck Stop Building and the Lube Building (collectively, the "Improvements"), and all Equipment (as hereafter defined) situated on the Real Property and in, on, under and about the Improvements.

  (C) Initial Term:  Five (5) years.

  (D) Options to extend Term: Four (4) renewal options of five (5) years each (each a "Renewal Term"), subject to the provisions of Section 2.02 hereof.

  (E) Rent: During the Initial Term of this Lease, Rent shall be Four Hundred Sixty Two Thousand and No/Dollars ($462,000.00) per year, payable in equal monthly installments of Thirty Eight Thousand Five Hundred and No/100 Dollars ($38,500.00). During each Renewal Term, Rent shall be Six Hundred Sixty Thousand and No/Dollars ($630,000.00) per year, payable in equal monthly installments of Fifty Two Thousand Five Hundred and No/100 Dollars ($52,500.00).

                                   ARTICLE 2

                                DEMISE AND TERM

SECTION 2.01: PREMISES

  (A) Real Property. Landlord leases to Tenant, and Tenant leases from Landlord,
      -------------
the Premises, including all of Landlord's right, title and interest in and to the Real Property and the Improvements thereon as shown on Exhibit A, and including the underground storage and other tanks, the related islands, pumps, dispensers and other equipment (the "USTs") described on Exhibit D attached hereto and made a part hereof.

  (B) Equipment. Landlord leases to Tenant, and Tenant leases from Landlord, all
      ---------
furniture, fixtures, trade fixtures, machinery, equipment and other personal property owned by Landlord (the "Equipment"), as more particularly described in Exhibit B attached hereto and made a part hereto, it being intended that the Equipment include all personal property used or useful in connection with the operation of the San Luis Travel Plaza.

  (C) Quiet Enjoyment. Upon Tenant paying Rent and performing all of the
      ---------------
covenants and conditions set forth herein, Landlord hereby covenants and agrees that Tenant will peacefully and quietly have, hold and enjoy the Premises and Equipment for the term herein provided.

  (D) Use of Premises. Tenant may use the Premises for the operation of a truck
      ---------------
travel plaza or for any other lawful purpose.

SECTION 2.02: INITIAL TERM DATE; RENEWAL OPTIONS. The Initial Term of this Lease shall commence when each of the Conditions to Lease described in Article 23 hereof shall be satisfied or waived by Tenant or Tenant accepts possession of the Premises and Equipment (the "Commencement Date"), which the parties anticipate to be on or about October 25, 2000 and shall terminate five (5) years thereafter. Following the Commencement Date, Landlord and Tenant shall execute a memorandum confirming the date hereof.

  Landlord hereby grants to Tenant, in addition to the Initial Term, the option to renew this Lease for four (4) additional terms of five (5) years each (each a "Renewal Term"), subject to and on the same terms and conditions as herein provided. Each Renewal Term shall be exercised at the election of Tenant by the tender of written notice of Tenant's intention to extend the this Lease not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

SECTION 2.03: MEMORANDUM OF LEASE. Each of the parties hereto agrees to promptly execute and record the Memorandum of Lease and Purchase Option attached hereto as Exhibit C.

SECTION 2.04: EFFECTIVE DATE. Notwithstanding anything to the contrary contained herein, including without limitation that the Commencement Date shall be subsequent to the Effective Date of this Lease, it is the intention of Landlord and Tenant that this Lease be effective between the parties as of the Effective Date and that as of such date, that each of Landlord and Tenant have their respective rights and obligations hereunder.

                                   ARTICLE 3

                          REAL PROPERTY IMPROVEMENTS

  Landlord hereby represents and warrants to Tenant that as of the Commencement Date, the Improvements (including the HVAC, plumbing, electrical, mechanical and other component systems) are in operating condition, order and repair, subject to ordinary wear and tear and capable of being used in the business as presently being conducted without present need for repair or replacement except in the ordinary course of business; that the Improvements have been maintained and repaired in accordance with reasonable business practices, consistently applied and in accordance with the terms of all warranties and guarantees; the zoning classification of the Real Property is such that the Real Property may be used as it was used by Landlord immediately prior to the Commencement Date; the Premises do not, at the Commencement Date, violate in any material respect, any provisions of any applicable building code, fire, health or safety regulation, or other governmental ordinances, orders or regulations, and no condition exists as of the Commencement Date with respect to the Premises which would prevent, or require repair or modification thereof as a prerequisite to, Tenant using the Premises in the ordinary conduct of a full facility truck/auto travel center business, excluding conditions which require repair and maintenance in the ordinary course.

                                   ARTICLE 4

                                   EQUIPMENT

SECTION 4.01:  USE AND MAINTENANCE.

  (A) Landlord hereby represents and warrants to Tenant that as of the Commencement Date, the Equipment is (i) in operating condition, order and repair, subject to ordinary wear and tear, and have been maintained in accordance with reasonable business practices, consistently applied and in accordance with the terms of all warranties and guarantees, (ii) capable of being used in the business as presently being conducted without present need for repair or replacement except in the ordinary course of the business, (iii) conforms, to the best knowledge of Landlord, in all material respects with all applicable legal requirements, and (iv) in the aggregate provides the capacity to enable Landlord to engage in commercial operation in the business on a continuous basis (subject to normal maintenance and repair outages in the ordinary course). Landlord further warrants and represents that all manufacturer's, vendor's, or dealer's warranties and guarantees applicable to the Equipment are described on Exhibit B-1 attached hereto and made a part hereof (the "Warranties") and that all such Warranties are in full force and effect as of the Effective Date of this Lease.

  (B) During the term of this Lease, Tenant shall use the Equipment in the conduct of Tenant's business and in compliance with all Applicable Laws.

  (C) Subject to the provisions of subparagraph (D) below Tenant, at its expense, will repair and maintain the Equipment in the condition received from Landlord, ordinary wear and tear and damage by casualty and condemnation excepted.

  (D) In the event that during the term of this Lease the Equipment, or any portion thereof, shall become obsolete, inoperable, unusable, unfit for use or out of repair, or should Tenant otherwise desire to replace any portion of the Equipment, Tenant may relinquish such portion of the Equipment to Landlord, making the same available to Landlord at the Real Property. In such event Tenant shall give Landlord written notice of its intention to replace such portion of the Equipment and thereafter Landlord shall have a period of fifteen (15) days within which to remove the same from the Real Property, at its sole cost and expense. In the event Landlord fails to reclaim and remove the Equipment within such fifteen (15) day period, Landlord shall be deemed to have abandoned the same and thereafter Tenant shall be free to dispose of such Equipment as Tenant chooses without any obligation or liability to account to Landlord therefore, except as provided in subsection (E) below. In the event Tenant elects to replace any Equipment or in any event install other items of personal property on or about the Real Property for use in connection with Tenant's business thereon (the "Tenant's Equipment"), Landlord, within five (5) days of the request therefor from Tenant, will execute such affidavits, confirmations, agreements, financing statements or other documents to disclaim any ownership or security interest in Tenant's Equipment. Should Landlord fail or refuse to execute any such confirmation, affidavit, agreement, financing statement or document with respect to the Tenant's Equipment, following the request by Tenant, Tenant is hereby appointed attorney in fact, and granted the power of attorney for Landlord, for the purpose of executing the same.

  (E) Upon the expiration of the Initial Term and all applicable Renewal Terms of this Lease, and provided the Option (as defined in Section 20 hereof) has not been executed, Tenant shall relinquish to Landlord at the Premises the right to possession and use of the remaining Equipment originally leased hereunder from to Landlord to Tenant, plus any replacement equipment installed by Tenant, such remaining Equipment to then be in substantially the same condition as of the Effective Date, ordinary wear, tear and obsolescence and damage by casualty and condemnation excepted, and Tenant shall leave the Premises as a completely operational facility; provided that Tenant shall have the right to remove any Equipment bearing its marks so long as such items are replaced by Tenant so that the Premises remain operational.

                                   ARTICLE 5

                                     RENT

  During the Initial Term and any Renewal Term of this Lease, Tenant shall pay to Landlord at the address herein provided, the Rent as set out in Section 1.01
(E) above, in equal monthly installments in advance, commencing on the Commencement Date. Rent for any partial month during any Lease Term shall be prorated.

                                   ARTICLE 6

                             TAXES AND ASSESSMENTS

  (A) During the term of this Lease, Tenant agrees to pay, before they become delinquent, all real estate taxes, special assessments, and other governmental charges ("Real Estate Taxes") which may be lawfully levied upon or against the Premises described herein and all use, personal property and ad valorem taxes and assessments imposed by reason of use or operation of the Equipment (the "Personal Property Taxes" and together with the Real Estate Taxes, the "Taxes"), provided that Tenant's obligation for Taxes shall be equitably adjusted for any portion of the term of this Lease which does not include an entire tax year.

  Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, mortgage or transfer tax, gift, franchise, withholding, income or profit tax, that is or may be imposed upon Landlord, its successors or assigns, in connection with the operation of the Premises, Equipment or otherwise.

  (B) Immediately upon receipt of any tax bill, statement or assessment with respect to the Taxes owing in connection with the Premises, Landlord shall furnish to Tenant such tax bill, statement or assessment. Tenant shall furnish evidence of the payment of the Taxes to Landlord upon the request therefore from Landlord.

  (C) Tenant hereby reserves the right to contest the amount of any Taxes in its name or in the name of Landlord, and Landlord hereby covenants and agrees to cooperate with Tenant in all respects with regards thereto. Tenant shall provide a surety bond or other security reasonably satisfactory to Landlord to protect the Landlord and the Premises from the enforcement of any lien against the Premises for any such Taxes during the period of contest.

  (D) In addition, Tenant agrees to reimburse Landlord for amounts paid to San Luis Water District for charges incurred with respect to the Premises during the term of this Lease. Landlord, at the time it demands payment therefore, will provide copies of any such bills or assessments to Tenant.

                                   ARTICLE 7

                     LANDLORD'S COVENANTS AND RESTRICTIONS

SECTION 7.01: LANDLORD'S COVENANTS AND RESTRICTIONS. Landlord hereby covenants and agrees that, during the term hereof, Landlord shall not lease, or permit to be leased, used or occupied any space within the Premises, and that the lease of the Premises to Tenant is exclusive of the right of possession of all other parties.

SECTION 7.02: OPERATION OF PREMISES. Landlord covenants and agrees that the sizes, location and arrangements of the Improvements and parking areas (including traffic circulation and flow patterns) existing as of the Effective Date will not be changed without Tenant's written consent.

                                   ARTICLE 8

                        WARRANTIES AND REPRESENTATIONS

SECTION 8.01:  REPRESENTATIONS AND WARRANTIES OF LANDLORD.

  Landlord represents and warrants to Tenant that the following are true and correct on and as of the date of this Agreement and will be true and correct through the Commencement Date as if made on and as of those respective dates.

  (A) Organization of Landlord. Landlord is a general partnership duly
      ------------------------
organized, validly existing and in good standing under the laws of the State of California in order to conduct its businesses as presently conducted. Landlord has heretofore delivered to Tenant a complete and correct copy of its Partnership Agreement, as amended and in effect on the date hereof.

  (B) Consents, Authorizations and Binding Effect.
      -------------------------------------------

      (1) Landlord and each of its partners has authorized the transaction contemplated herein and Landlord may execute, deliver and perform this Lease without the necessity of Landlord obtaining any consent, approval, authorization or waiver or giving any notice or otherwise.

      (2) This Lease constitutes the legal, valid and binding obligation of Landlord, enforceable against it in accordance with its terms.

      (3) The execution, delivery and performance of this Agreement by Landlord does not and will not: (i) constitute a violation of its Partnership Agreement, as amended; (ii) result in any lien against the Premises; (iii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any governmental body applicable or relating to Landlord or the Premises or the business of Landlord; or (iv) conflict with, or constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration under, any term or provision of any contract, agreement, loan agreement or other agreement with any lender, lease, mortgage, deed of trust, commitment, license, franchise, permit, authorization or any other instrument or obligation to which Landlord is a party or by which their respective assets are bound, or an event which with notice, lapse of time, or both, would result in any such conflict, breach, default or right.

  (C) Title and Condition.
      -------------------

      (1) Landlord has and hereby leases to Tenant good and indefeasible title to the Premises free and clear of any and all liens (including without limitation all leases, licenses, restrictions, restrictive covenants and rights-of-way) other than permitted encumbrances described on Exhibit E attached hereto and made a part hereof (the "Permitted Encumbrances").

           (2) Except as described in Exhibits H and I attached hereto, there are no parties in possession of any portion of the Premises as lessees, licensees, tenants at sufferance or trespassers, other than Landlord. Landlord has duly given all required notice to month-to-month tenants of the termination of any month-to- month tenancy described in such Exhibits H and I and shall immediately give to Tenant true and complete copies of all such notices. Landlord represents and covenants that such tenancy and all rights of the tenants to possession of the property will have been terminated on or prior to the Commencement Date.

           (3) There is no pending or threatened condemnation or similar proceeding or assessment affecting the Premises, or any part thereof, nor to the best knowledge and belief of Landlord is any such proceeding or assessment contemplated by any governmental body.

           (4) Landlord has complied in all material respects with all applicable laws, ordinances, regulations, statutes, rules and restrictions relating to the Premises, or any part thereof, and as of the date hereof represents that the Premises comply with all applicable building codes and operation and use restrictions.

           (5) There are gas and electricity lines to the Premises which are available for "tap in" by Tenant and which are sufficient for service on the Premises with respect to the business contemplated to be conducted by Tenant in the existing facilities on the Premises (as may be upgraded by Tenant). As to water for use on the Premises, Landlord receives an annual allocation from San Luis Water Improvement District in March of each year. The water allocation for the Premises through March, 2001 is 2.1 acre feet of water per acre of land. Landlord hereby transfers and assigns to Tenant 100% of the prorata share of the San Luis Water District's annual water allocation for the Premises, based upon 14.68 acres of land within the Premises.

           In addition, Landlord hereby covenants and agrees to assist Tenant in processing a water transfer form for filing with San Luis Water Improvement District to reflect Petro as the user of record for the water for the Premises. Landlord covenants and agrees to timely provide to Tenant copies of any and all notices received from San Luis Water Improvement District or with regards to allocation of any water pursuant thereto.

           The water and sewer lines to the Premises are available for "tap-on" by Tenant and sufficient for service on the Premises with respect to the business contemplated by Tenant and the development of all other properties to be serviced thereby. Landlord and Tenant hereby acknowledge and agree that in the event the development by Landlord, or its successors or assigns, of property adjacent to the Premises creates additional demand on the sewer system beyond its capacity, that Landlord, its successors and assigns, shall bear the sole cost and expense of any upgrade, modification or expansion of the sewer facility.

           (6) The Premises has full and free access to and from public highways, streets or roads and, to the best knowledge and belief of Landlord, there is no pending or threatened proceeding by any governmental body which would impair or result in the termination of such access.

           (7) No Improvement on the Premises encroaches on any adjacent property. No Improvement on any part of the Premises has been damaged by any casualty or act of God or been subject to any condemnation proceedings.

           (8) Landlord shall deliver the Premises to Tenant at the Commencement Date in good order, condition and repair.

       (D) Insurance. Appendix 8.01(D) attached hereto contains a list of all
           ---------
policies of insurance maintained as of the date of this Lease by Landlord, or maintained by partners of Landlord in respect of the business and Premises and Equipment in effect as of the date of this Lease. The insurance policies set forth on Appendix 8.01(D) attached hereto provides commercially reasonable coverage against the risks involved in the business and operation of such property and assets.

       Landlord has not received notice from any insurance carrier of the intention of such carrier to discontinue any insurance coverage afforded to Landlord or requiring the expenditure of any funds to continue coverage.

       (E) Litigation and Compliance With Laws, Etc. There are no claims,
           ----------------------------------------
actions, suits or proceedings, whether in equity or at law, or governmental or administrative investigations pending or, to the best knowledge of Landlord, threatened against Landlord or any of the Premises or Equipment, except as described on Appendix 8.01(E) attached hereto.

       (F) Taxes. Landlord has duly filed when due, including any extensions,
           -----
all tax reports and returns in connection with and in respect of the business, the Premises and Equipment and have timely paid and discharged all tax obligations shown thereon. Landlord has made available to Tenant all tax reports and returns of Landlord for all periods ending prior to the date hereof.

       Landlord has not received notice of any tax deficiency outstanding, proposed or assessed against or allocable to Landlord or the Premises, nor has Landlord or any of its partners executed any waiver of any statute of limitations on the assessment or collection of any tax or executed or filed with the IRS or any other governmental body any agreement now in effect extending the period for assessment or collection of any taxes against Landlord or the Premises.

       There are no tax liens upon, pending against or, to the best knowledge of Landlord, threatened against the Premises or Equipment.

       (G) Material Contracts. The contracts listed on Exhibit H attached hereto
           ------------------
(the "Scheduled Contracts") and the leases listed on Exhibit I attached hereto (the "Scheduled Leases") are valid, binding and in full force and effect, have not been amended or supplemented in any manner or respect except as disclosed on said Exhibits H and I. There are no defaults by Landlord thereunder and Landlord knows of no defaults thereunder by any other party thereto, and, to the best knowledge of Landlord, no event has occurred that with the lapse of time or action or inaction by any party thereto would result in a violation thereof or a default thereunder. Each of the Scheduled Contracts and Scheduled Leases will be terminated as of the Effective Date, it being understood and agreed that Tenant will not be assuming any obligations with regards thereto There are no contracts or leases other than the Scheduled Contracts and Scheduled Leases.

       (H) Employee Plans and Agreements.
           -----------------------------

           (1) There does not exist, nor in the past has there existed, any pension plans, profit sharing plans, retirement, stock option, stock purchase, incentive, bonus, life, medical, vision, health, disability or accident plans, deferred compensation plans, or other employee compensation or benefit plans, agreements, practices, written policies, customs, contracts, arrangements or commitments, including without limitation severance agreements, holiday, vacation or other similar matters, voluntary employees' beneficiary associations, other "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), "employee pension benefit plans" (as defined in Section 3(2) of ERISA) or labor union agreements, in each case relating to officers or employees (including former officers or employees) of Landlord (or any of its affiliates) who perform services to, in the name of or for the benefit of the business ("Employees") (collectively "Plans" and individually a "Plan").

           (2) No prohibited transaction exists which could subject Landlord or Tenant to any liability or civil penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code. Neither Landlord, nor any of its affiliates, nor any administrator or fiduciary of any Plan (or agent of any administrator or fiduciary of any Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in a manner which is likely to subject Landlord to any liability for a breach of fiduciary or other duty under ERISA or any other applicable law. The transactions contemplated by the Lease and Operative Documents will not be, or cause any, prohibited action (within the meaning of Section 406 of ERISA and/or Section 4975 of the Code).

       (I) Labor and Employee Relations.
           ----------------------------

           (1) There exists no collective bargaining agreement or other labor union contract applicable to any employee of Landlord and no such agreement or contract has been requested by any employee or group of employees of Landlord, nor has there been any discussion with respect thereto by management of Landlord with any employees of Landlord. Landlord has not received any written notification of any unfair labor practice charges or complaints pending before any agency having jurisdiction thereof nor are there any current union representation claims involving any of the employees of Landlord. Further, Landlord is not aware of any such threatened charges or claims. All employees who perform services to, in the name of or for the benefit of the business are employees of Landlord.

           (2) Landlord is not aware of any union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of Landlord. There is not currently pending, with regard to any of its facilities, any proceeding before the National Labor Relations Board, wherein any labor organization is seeking representation of any employees of Landlord. There are no labor unions or labor organizations or associations which have been certified to represent any of the employees of Landlord, or which Landlord now recognizes, or in the past two (2) years has recognized, as representing any of the employees of Landlord.

           (3) Landlord is not aware of any strikes, work stoppages, work slowdowns or lockouts nor of any threats thereof by or with respect to any of the employees of Landlord. Since the formation of Landlord, there have been no labor disputes, strikes, slowdowns, work stoppages, lockouts or similar matters involving employees of Landlord.

           (4) There are no arbitration decisions, settlement agreements, injunctions, consent decrees or conciliation agreements which affect the operation of the business.

           (5) There exists (i) no charge or lawsuit involving any alleged violation of any fair employment law, disabilities law, age or any other discrimination law, wage payment law, occupational safety and health law, or sex discrimination law, and (ii) no threatened or pending litigation arising out of any employment relationship, or other employment-related law, whether federal, state or local, and (iii) no threatened or pending litigation arising out of any employment relationship, presently threatened or pending, by any applicant, employee or former employee of Landlord or any representative of any such person or persons. No charge or claim involving any of the facilities or employees of Landlord is pending before any administrative agency, local, state or federal, and no lawsuit involving any of such facilities or employees is pending with respect to equal employment opportunity, age discrimination, occupational safety, disabilities discrimination, or any other discrimination or form of alleged employment practice or unfair labor practice.

           (6) Landlord, to the best of its knowledge, complies in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including, but without limitation, those relating to wages, hours, concerted activity, non-discrimination, occupational health and safety and the payment and withholding of taxes, and Landlord has no accrued liability for any arrears of wages or any taxes (except for wages and taxes not yet due and payable) or penalties for failure to comply with any of the foregoing.

           (7) Landlord shall be solely responsible for all grievances, arbitrations, claims, demands, or charges of any nature whatsoever including, but not limited to, any such grievances, arbitrations, claims, demands, or charges whether now known or not yet made by any employees, bargaining agents, or governmental agencies, which result from or arise out of any event occurring on or prior to the Commencement Date; and, Landlord agrees to hold harmless and indemnify Tenant for all such claims, if any, asserted against Tenant.

  (J)     Licenses and Permits. Landlord possesses all the Permits listed in
          --------------------
Exhibit G attached hereto, copies of all of which have been delivered to Tenant. Such Permits constitute all the Permits necessary under law or otherwise for Landlord to conduct the business as now being conducted and to construct, own, operate, maintain and use the Premises and Equipment in the manner in which they are now being constructed, operated, maintained and used. Each of such Permits and Landlord's rights with respect thereto (1) is valid and subsisting, in full force and effect, and enforceable by Landlord subject to administrative powers of regulatory agencies having jurisdiction, and (2) following consummation of the transactions contemplated hereby, will continue to be valid and subsisting in full force and effect, and enforceable by Tenant without any consent or approval of any governmental body or third party; or, in lieu of such existing Permits, replacement or substitute Permits, except as set forth on said Exhibit G will be available to or obtainable by Tenant in the ordinary course without any interruption of the conduct of the business following the Commencement Date, assuming timely application therefor and reasonable diligence in pursuit thereof by Tenant. Landlord is in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the best knowledge of Landlord, are threatened to be, revoked, canceled, suspended or modified.

  (K)    Environmental Matters. Without in any manner limiting any other
         ---------------------
representations and warranties set forth in this Lease or in the Operative Documents, except as set forth in Appendix 8.01(K) attached hereto:

           (1) neither Landlord, nor the Premises or Equipment is or will be in violation of, or has violated, or has been or is or will be in non-compliance with, any Environmental Laws (as defined below) (including both current and prospective requirements thereof) in connection with the ownership, use, maintenance or operation of, or conduct of business related thereto; and

           (2)      without in any manner limiting the generality of (1) above:

                    (i) except in accordance with Environmental Laws (including, without limitation, the obtaining of necessary Permits), no Materials of Environmental Concern (as defined below) have been used, generated, manufactured, stored or treated, or disposed of, landfilled or in any other way released (and no release is threatened), on, under or about the Premises or transported to or therefrom, and to the best knowledge of Landlord, no Materials of Environmental Concern have been generated, manufactured, stored or treated or disposed of, landfilled or in any other way released (and no release is threatened), on, under, about or from any property adjacent to the Premises;

                    (ii) to the best knowledge of Landlord there has been no disposal, release or threatened release of any Materials of Environmental Concern on, under or from the Premises and Landlord is not now, and it will not be in the future, as a result of the operation or condition of the business prior to or at the Commencement Date, subject to any (a) contingent liability in connection with any release or threatened release of any Materials of Environmental Concern into the environment whether on, under or off the Premises or (b) removal, reclamation or remediation requirements under Environmental Laws, or any reporting requirements related thereto;

                    (iii) Landlord has not been named as a potentially responsible party under, and the Premises has not been nominated or identified as a facility which is subject to an existing or potential claim under any Environmental Laws (as defined below), and the Premises is not subject to any lien arising under Environmental Laws;

                    (iv) Landlord has all environmental and pollution control equipment necessary for compliance in all material respects with all Environmental Laws, including the current and prospective requirements thereof, (including, without limitation, all applicable Permits) and operation of the business as it is presently conducted and to the best knowledge of Landlord no material capital or other expenditures are currently necessary or reasonably foreseeable in order to comply with any Environmental Laws ;

                    (v) no Materials of Environmental Concern have been incorporated into the Premises or Equipment;

                    (vi) there are no underground storage tanks, pits, sumps or impoundments (as defined under Environmental Laws) located on or under the Premises, except as disclosed in Appendix 8.01(K) attached hereto;

                    (vii) Landlord has not been named as a potentially responsible party in connection with any off-site locations to which Materials of Environmental Concern have been sent by or on behalf of Landlord for disposal, storage, recycling, or processing and none of the off-site locations where Materials of Environmental Concern from the Premises or from any of the assets of Landlord have been stored, treated, recycled, disposed of or released, has been nominated or identified as a facility which is subject to an existing or potential claim under any Environmental Laws, or for violation or revocation of any of its RCRA or other storage, transfer, recycling or disposal permits;

                    (viii) Landlord has not received any notices of any release or threatened release of Materials of Environmental Concern, or of any violation of, noncompliance with, or remedial obligation under, Environmental Laws, relating to the ownership, use, maintenance, operation of, or conduct of the business or assets of Landlord, nor is there any basis for any of the foregoing;

                    (ix) there are no notices of violations, notices of potential liability, writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the best knowledge of Landlord, threatened, relating to the ownership, lease, use, maintenance, operation of, or conduct of the business or assets of Landlord under or in respect of any Environmental Laws, nor is there any basis for any of the foregoing;

                    (x) there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which Landlord has agreed to, assume or retain, by contract or otherwise; and

                    (xi) Landlord has provided or made available to Tenant all files and records in the possession or control of Landlord and relating to the Premises and the business, as to (i) compliance of prior and current activities on, or related to the Premises with Environmental Laws (including environmental monitoring data, investigations, studies and reports); (ii) environmental audit reports; (iii) spill notifications; (iv) notices and correspondence to and from governmental bodies; (v) permits, approvals, authorizations, licenses, and applications therefor; (vi) hazardous waste manifests; (vii) emergency and safety procedures; (viii) inspection reports; (ix) reclamation, contingency and closure plans; and (x) other documents or materials pertaining to compliance with Environmental Laws, permitting or possible environmental claims or liabilities.

As used in this Lease, (i) "Materials of Environmental Concern" shall mean any
                            ----------------------------------
solid or hazardous waste, hazardous substance, pollutant, contaminant, oil, petroleum product, commercial product or other substance (x) which is listed, regulated or designated as toxic or hazardous (or words of similar meaning and regulatory effect), or with respect to which remedial, removal or reclamation obligations may be imposed, under any Environmental Laws or (y) exposure to which may pose a health or safety hazard, and (ii) "Environmental Laws" means
                                                    ------------------
any applicable federal, state, or local laws, rules, or regulations, common law or strict liability provisions, and any judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments, relating to health, safety, industrial hygiene, exposure to any persons on or off the Premises to any Materials of Environmental Concern, pollution or environmental matters enacted, promulgated or in effect as of the Commencement Date.

     (L)   Solvency. Landlord is not now insolvent, nor will Landlord be
           --------
rendered insolvent by the occurrence of the transactions contemplated by this Lease. In addition, immediately after giving effect to the consummation of the transactions contemplated by this Lease, (1) Landlord will be able to pay its respective debts as they become due, (2) the properties of Landlord do not and will not constitute unreasonably small capital, and Landlord will not have unreasonably small capital or will have insufficient capital with which to conduct its respective present or proposed business and (3) taking into account pending and threatened litigation, final judgments against Landlord in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Landlord will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to Landlord, after taking into account all other anticipated uses of the cash of Landlord, will be sufficient to pay all such judgments promptly in accordance with their terms. As used in this Section, (x) "insolvent" means, for any
                                                ---------
person, that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probable liabilities, and (y) the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

     (M)   Customers and Suppliers. Appendix 8.01(M) attached hereto sets forth
           -----------------------
a true and correct list of (i) the ten (10) largest customers of the business in terms of sales during the calendar quarter ended September 30, 2000, showing the approximate total sales to each such customer during such period. Except to the extent set forth in said Appendix 8.01(M), there has not been any material adverse change in the business relationship of Landlord with any such customer.

     (N)   Disclosure.
           ----------

           (1) No representation or warranty of Landlord contained in this Lease contains any untrue statement. No representation or warranty of Landlord contained in this Lease omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All estimates or projections communicated by Landlord to Tenant were reasonably made, in good faith, based upon assumptions reasonable under the circumstances.

           (2) There is no fact to the best knowledge of Landlord which has specific application to Landlord, the Premises, Equipment or the business (other than general economic or industry conditions) and which could have a material adverse effect which has not been set forth in this Lease.

SECTION 8.02 REPRESENTATIONS AND WARRANTIES OF TENANT.

     Tenant represents and warrants to Landlord that the following are true and correct on and as of the date of this Lease and will be true and correct through the Commencement Date as if made on and as of that date:

     (A) Tenant is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and is in good standing as a foreign limited partnership in the jurisdictions where it is required to qualify in order to conduct its businesses as presently conducted except where the failure to be qualified would not have a material adverse effect.

             Tenant has the partnership power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted.

     (B) Tenant may execute, deliver and perform this Lease without the necessity of Tenant obtaining any consents approval, authorization or waiver or giving any notice or otherwise, except for the authorization of the Board of Directors of Tenant referenced in paragraph (d) below and such consents, approvals, authorizations, waivers and notices which have been obtained and are unconditional and are in full force and effect and such notices which have been given.

     (C) The execution, delivery and performance of this Lease do not and will not:

             (1) constitute a violation of the Partnership Certificate or Partnership Agreement of Tenant; (2) constitute a violation of any statute, judgment, order, decree or regulation or rule of any governmental body applicable or relating to Tenant; or (3) constitute a default under any contract to which Tenant is a party.

     (D) This Lease has been duly authorized by the Board of Directors of Tenant and constitutes the legal, valid and binding obligation of Tenant, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity.


                                   ARTICLE 9

                 SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE
                          AGREEMENT, ESTOPPEL LETTERS

SECTION 9.01: SUBORDINATION. This Lease, and the lien thereof, shall not be subordinated to the lien of any ground lease or mortgage or deed of trust (irrespective of the execution or recordation date thereof), placed upon the Premises and/or Equipment unless the Landlord shall first cause the ground Landlord or mortgagee or beneficiary to execute a Subordination, Attornment and Non-Disturbance Agreement in form acceptable to Tenant.

SECTION 9.02: ATTORNMENT. In the event of (i) a transfer of Landlord's interest in the Premises and/or Equipment or (ii) any proceeding brought for the termination or foreclosure of, or the exercise of the power of sale under any mortgage or deed of trust affecting the Premises and/or Equipment or any ground or underlying lease made by Landlord, then and in any of such events, Tenant shall attorn to and recognize the purchaser or the transferee of Landlord's interest as Landlord under this Lease for the balance then remaining of the Lease term, or any extension thereof, providing said purchaser or transferee shall agree to accept such attornment and to undertake and be bound by all of the terms and conditions of this Lease and such purchaser or transferee first shall execute a Subordination, Attornment and Non-Disturbance Agreement in form acceptable to Tenant.

SECTION 9.03: ESTOPPEL LETTER. Tenant and Landlord each agree that, within thirty (30) days after written request to provide to the other, at the cost and expense of the requesting party, or its mortgagee, beneficiary or purchaser, an estoppel letter certifying to the best of it's knowledge whether this Lease is in full force and effect, that this Lease has not been amended or modified except as noted in the letter, the amount of annual rent paid and the date to which rents have been paid.

                                  ARTICLE 10

                                 FORCE MAJEURE

         If Landlord or Tenant shall, as a result of any force majeure, fail to timely perform any obligation to be performed under this Lease, then such failure shall be excused and shall not be deemed to be a breach of this Lease by the party in question, and the time allotted said party to so perform its obligation shall be extended by a period equal to the time such delay continues. The affected party's performance shall be diligently commenced and carried to completion when the force majeure ends. As used herein, force majeure shall mean strikes, lockouts or labor disputes, inability to obtain labor or materials (or reasonable substitutes therefor) or acts of God, enemy or hostile governmental action, civil commotion, or fire or other similar casualty or cause.

                                  ARTICLE 11

                   ALTERATIONS BY TENANT -- MECHANICS' LIENS

SECTION 11.01: ALTERATIONS. Tenant shall have the right to make any and all repairs, alterations, modifications, improvements and additions (collectively, "alterations") to the Premises, including without limitation those described on Exhibit K attached hereto and made a part hereof.

SECTION 11.02: TENANT'S WORK. Any alterations made by Tenant pursuant to Section
11.01 shall be done at Tenant's sole cost and expense, and performed in a workmanlike manner. Tenant shall comply with all laws, regulations and ordinances applicable to the performance of the work. Landlord and Tenant agree that Tenant shall not have any obligation at the end of the term hereof to remove the alterations nor to restore the Premises to its original condition; provided however, that Tenant shall at all times retain title to any alterations made to the Premises which are in the nature of Tenant's trade fixtures, personal property and equipment, and upon the expiration of the Lease term, Tenant shall be entitled to remove the same from the Premises, provided that Tenant leave the Premises generally, in working condition, and repair any damage occasioned by the removal of such improvements, alterations, trade fixtures, personal property and equipment of Tenant, ordinary wear and tear and damage by casualty or condemnation excepted.

SECTION 11.03: LANDLORD'S ALTERATIONS. Landlord agrees that it will make no changes, alterations or additions to the Premises, including the Improvements thereon, nor take any action which reduces the parking areas or which alters in any way the access to such parking areas or to the Premises from that which exists as of the Effective Date, without the prior written consent of Tenant.

SECTION 11.04: MECHANIC'S LIENS.      Tenant will pay or cause to be paid all
charges for all of Tenant's Work and for all other work done by Tenant on or about the Premises during the term of this Lease and will not suffer or permit any mechanic's, materialmen's, or similar liens for labor and materials furnished to the Premises during the term of the Lease by or on the account of Tenant. If any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by applicable law within thirty (30) days of the filing thereof. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, in its name or in the name of the Landlord, or both, to contest any such lien, provided the Tenant shall provide a bond or other security sufficient to protect Landlord's interest in the Premises.

                                  ARTICLE 12

                      MAINTENANCE AND REPAIR OBLIGATIONS

         Tenant agrees that during the term of this Lease, Tenant will keep and maintain in good order, condition and repair the interior and exterior of the Premises, but in all cases excluding ordinary wear and tear and damage by fire, the elements, casualty or condemnation.

                                  ARTICLE 13

                                   UTILITIES

SECTION 13.01: ELECTRICITY, GAS, WATER AND SEWER. Electricity, gas, water and sewer will be available to the Premises and shall be metered in Tenant's name. Tenant will make all utility payments directly to the public utility company based upon Tenant's metered usage. Tenant acknowledges that natural gas is not available to the Premises.

SECTION 13.02: INTERRUPTION OF UTILITY SERVICE. Landlord shall not be liable in the event utility service to the Premises is interrupted by fire, riot, accident, strikes or any other similar cause beyond Landlord's control, except as may be occasioned by Landlord's negligence, bad faith and willful misconduct, and Landlord agrees to cooperate in the prompt restoration of any such interrupted service.

         Notwithstanding the foregoing, in the event that during the term of this Lease Tenant is unable to obtain an annual water allocation equal to 25 acre feet of water based upon the acreage of the Premises either from San Luis Water Improvement District or in combination with water purchased by Tenant at a commercially reasonable price, Tenant on 90 days notice may terminate this Lease.


                                  ARTICLE 14

                     OBSERVANCE OF LAWS, REGULATIONS, ETC.

SECTION 14.01: TENANT'S OBLIGATIONS. Tenant agrees to observe and comply, at its sole cost and expense, with all laws, regulations and ordinances of all governmental authorities now or hereafter in force applicable to the conduct of its operations upon the Premises.

         Tenant shall notify Landlord within 24 hours of Tenant becoming aware of any release at or from the Premises of any Material of Environmental Concern at a level or concentration that would require remediation of the release or the notification thereof by Tenant or Landlord to any governmental body under any Environmental Law. In the event of an emergency wherein such a release could imminently endanger human health or the environment, Tenant shall endeavor to inform the Landlord immediately. Tenant's obligations herein are not dependent upon its receipt of any notice of noncompliance or concern by any governmental body. Further, Tenant shall notify Landlord within 24 hours after it has received from any governmental body any notice of violation of any Environmental Law or any other notification of any incident, situation, or condition that could result in an environmental claim at or in connection with the Premises.

SECTION 14.02: LANDLORD'S OBLIGATION. Except for Tenant's obligations under
Section 14.01, Landlord agrees to observe and comply, at its sole cost and expense, with all laws, regulations and ordinances of all governmental authorities now or hereafter in force relating to the Premises and this Lease. Specifically, and without limiting the generality of the foregoing, Landlord hereby covenants and agrees to make all applications, filings and renewal requests as may be necessary to maintain the USTs in compliance with all applicable laws, including Environmental Laws, provided however that Tenant shall pay or reimburse to Landlord any filing or license renewal fee in connection therewith.

                                  ARTICLE 15

                                  ASSIGNMENT

SECTION 15.01: RELATED PARTY: SALE OF BUSINESS. Subject to Landlord's consent, which shall not be unreasonably withheld, delayed or conditioned, Tenant shall have the absolute right to assign Tenant's interest under the Lease, in whole or in part, or sublease any interest in and to the Premises, provided: (i) Tenant shall not then be in default in the performance and observance of the terms and provisions of this Lease, and (ii) such transferee shall assume all of the obligations of this Lease on the part of Tenant to be performed.

SECTION 15.02: RELEASE OF LIABILITY. Should Tenant make an assignment or enter into a sublease in accordance with the provisions of Section 15.01 above, Tenant shall not be released from any and all liability under this Lease, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

SECTION 15.03: LEASEHOLD MORTGAGES. Tenant may execute and deliver one or more mortgages, deeds of trust or other leasehold security agreements ("Leasehold Mortgages") without consent of Landlord, in favor of any lender to Tenant (a "Leasehold Lender"). Landlord agrees to provide to any such Leasehold Lender notice of an event of default hereunder and provide such Leasehold Lender the same opportunity to cure such default as Tenant is herein provided. Upon request, Landlord agrees to acknowledge its consent to such Leasehold Mortgage in writing to such Leasehold Lender. Further, Landlord hereby agrees to subordinate in favor of any such Leasehold Lender, all liens and security interests it may have in any of Tenant's trade fixtures, equipment or personal property located within the Premises, and in connection therewith, upon request, to execute a subordination agreement with regards thereto, in such form as may be reasonably acceptable to Landlord and Lender.

                                  ARTICLE 16

                           INSURANCE AND SUBROGATION

         (A) During the term of this Lease, Tenant hereby covenants and agrees, at its sole expense, to keep the Premises and Equipment fully insured against damage caused by fire and other risks and to maintain liability insurance with respect to the operation of its business on the Premises, in such amounts, with such insurers and with such coverages as are consistent with the coverages maintained by Tenant in the operation of Tenant's business and other truck stop facilities. Tenant may maintain any insurance coverages required by the terms of this Lease under a blanket policy covering other assets of Tenant.

         (B) Tenant agrees to furnish Landlord copies of the policies or certificates of insurance described in subparagraph (A) above upon request.

         (C) Each fire and liability insurance policy obtained and maintained by either Landlord or Tenant with respect to the Premises and Equipment shall contain appropriate clauses pursuant to which the insurance companies issuing such policies (i) waive all rights of subrogation against Landlord and Tenant, as applicable, with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated because the insured has hereby waived any and all right of recovery against Tenant for losses covered by such policies.

         (D) Landlord hereby waives any and all rights of recovery which it might otherwise have against Tenant, its directors, officers, partners, servants, agents, or employees, for any loss, injury, or damage to the extent the same is covered by Landlord's insurance, notwithstanding that such loss, injury, or damage may result from the negligence or fault of Tenant, its directors, officers, partners, servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its partners, officers, servants, agents, or employees, for any loss, injury, or damage to the extent the same could be covered by insurance, notwithstanding that such loss, injury or damage may result from the negligence or fault of Landlord, its partners, officers, servants, agents, or employees.

                                  ARTICLE 17

                            DAMAGE AND DESTRUCTION

SECTION 17.01: DAMAGE TO PREMISES

      (A) In the event, at any time after the execution of this Lease, the Premises or any part thereof shall be damaged or destroyed by fire, riot, war, explosion, the elements or any other cause or casualty, then, except as provided in subparagraph (B) below, this Lease shall continue in full force and effect and the Premises shall be restored to the condition existing prior to the damage or destruction without consideration for wear and tear as herein provided.

      (B) If any such damage or destruction shall occur during the last year of the term hereof, or in the event the repair and rebuilding of the Premises and the Improvements cannot be reasonably completed within sixty (60) days, then Tenant shall have the option to terminate this Lease as of the date of the casualty, by tendering written notice of such election to Landlord within thirty
(30) days following such casualty. If at any time during the term of this Lease Tenant's improvements and fixtures are damaged to the extent of more than one-third (1/3) of the replacement cost of all of Tenant's fixtures, Tenant shall have the right in addition to its other rights and remedies to terminate this Lease upon tendering written notice of such election to Landlord within thirty
(30) days from the date of such damage. Rent and other charges shall be prorated, as of the termination date.

      In the event Tenant does not elect to terminate this Lease as provided herein, the Premises shall be repaired and restored as herein required.

SECTION 17.02: DAMAGE TO EQUIPMENT. Except as provided in Section 16 (D) above, in the event that during the term of this Lease the Equipment, or any portion thereof, is lost, stolen, destroyed or damaged, upon receipt of the insurance proceeds with respect thereto, Tenant shall, to the extent of the insurance proceeds, cause such Equipment to be repaired or replaced with comparable items.

SECTION 17.03: RESTORATION WORK. All restoration work required to be performed under this Article 17 shall be done by a contractor acceptable to Landlord and Tenant, and shall be done in a first class manner, using only new materials, and in accordance with all applicable laws. Tenant shall submit to Landlord the plans and the timetable for completion of the restoration work within thirty
(30) days of the date of the damage, casualty or destruction, and Landlord shall have fifteen (15) days within which to approve the same; provided, however, that in the event Landlord fails to respond within said fifteen (15) day period, such plans and timetable shall be deemed approved. Thereafter, Tenant shall commence such restoration work and thereafter shall diligently pursue such restoration work to completion. All insurance proceeds shall be made available to Tenant for the repair and restoration of the Premises. Rent shall abate for the period of time that Tenant is diligently pursuing restoration of the Premises.

                                  ARTICLE 18

                                 CONDEMNATION

SECTION 18.01: ENTIRE OR PARTIAL TAKING OF THE PREMISES. Should the entire Premises be taken by any public authority by the exercise of any right of eminent domain or in condemnation proceedings, or by transfer under a reasonable threat of condemnation, the term hereof shall cease and terminate as of the earlier of the date when possession is taken by or title vests in the condemning authority ("Taking Date"). Except as provided in Section 18.02, should only a part of the Premises be taken by or transferred to any public authority, then the term hereof shall cease and terminate only as to the part taken on the Taking Date. Rent, and any other charges due hereunder, shall be paid only to the Taking Date. In the event of a partial taking or transfer, a pro rata abatement of rent and any other charges due hereunder shall be effected as of the Taking Date for the balance of the term of the Lease.

SECTION 18.02: PARTIAL TAKING AND TERMINATION. In the event of a partial taking or transfer, as provided in Section 18.01, if the remaining portion of the Premises is of such reduced shape or area as to, in Tenant's sole opinion, restrict the use, possession or operation of the Premises, then Tenant reserves the right to terminate this Lease, at Tenant's sole and reasonable discretion, without liability therefor, at any time after the Taking Date, by thirty (30) days written notice to Landlord, and upon such termination date, this Lease shall cease and terminate.

SECTION 18.03: PARTIAL TAKING -- NO TERMINATION. If this Lease is not terminated by Tenant pursuant to Section 18.02, it shall continue in force as to the remaining portion of the Premises. Commencing on the Taking Date and continuing for the remainder of the term of this Lease, or for the duration of the taking or transfer, if less than the entire remaining term, Rent shall abate and all other charges shall be reduced in proportion to the area of the Premises so taken. Landlord agrees to promptly commence and thereafter diligently pursue repairs, restoration and all improvements necessary to make the remaining portion of the Premises constitute a complete architectural unit containing like facilities as previously furnished. Should Landlord fail for any reason whatsoever, within or beyond Landlord's control (including any force majeure) to diligently pursue and to complete said repairs, restoration and all other improvements as herein stated on or before one hundred eighty (180) days subsequent to the Taking Date, then Tenant shall have the right at any time to cancel this Lease upon ten (10) days written notice to Landlord.

SECTION 18.04: LANDLORD'S AND TENANT'S AWARD. Tenant shall be entitled to submit a claim for and to receive an allowance or award for loss of business or depreciation to, damage to or cost of removal of, or for value of trade fixtures, leasehold improvements, furniture and other personal property belonging to Tenant, and any other loss, damage, or claim allowed to Tenant by law.

                                  ARTICLE 19

                                     SIGNS

         Tenant hereby is granted the right, in conformity with the requirements of applicable law, to erect such signs in, on, or about the Premises as Tenant may desire. Landlord, upon request, agrees to execute any necessary consents or applications which may be required by law to permit the erection of signs. Tenant may remove, replace, or alter all sign(s) at any time and from time to time, provided that Tenant shall repair any material damage resulting therefrom.

                                  ARTICLE 20

                                    DEFAULT

SECTION 20.01: TENANT'S DEFAULTS. Tenant shall be deemed to be in default hereunder if: (i) Tenant fails to pay the Rent or other charges on the date due and such failure continues for fifteen (15) days after written notice from Landlord thereof; or (ii) Tenant fails to perform or observe any other term or condition contained in this Lease within thirty (30) days after written notice from Landlord thereof. In any of such events, Landlord may, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises, or any part thereof, and repossess the Premises and Equipment, and expel Tenant and those claiming through or under Tenant and remove Tenant's effects, all without force or breach of the peace, and without prejudice to any remedies which might otherwise be permitted for default under this Lease, and upon entry as aforesaid, Landlord may either (a) terminate this Lease in which event Landlord shall be entitled to recover from Tenant the unpaid rent which has been earned at the time of termination, plus the amount by which the unpaid rent which would have been earned for the balance of the term exceeds the amount such rental loss that the Tenant proves could have been reasonably avoided, plus any other amount necessary to compensate Landlord for all the determent approximately caused by Tenant's failure to perform its obligations under this Lease; or (b) without terminating this Lease, make such alterations and relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion my deem advisable, and all rentals received by Landlord from such reletting shall be applied to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any cost or expense of such reletting, and third, to the payment of rent due and unpaid hereunder, and being understood that if such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, the same calculated and paid monthly notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior material default or breach.

SECTION 20.02: LANDLORD'S DEFAULT. In the event Landlord fails to perform or observe any term or condition contained in this Lease within thirty (30) days after notice from Tenant, or in such time as may be otherwise provided herein, Tenant may but shall not obligated to (a) cancel this Lease upon written notice to Landlord, (b) take any action appropriate under the circumstances to preserve its possession and rights under this Lease, (c) perform any obligation or duty of the Landlord which the Landlord refuses or neglects to perform, and in any such event, Tenant may notify Landlord of the cost and expense thereof in which event Landlord shall, upon demand, immediately reimburse Tenant for said cost and expense, and in the event Landlord fails to reimburse Tenant within fifteen
(15) days of the demand therefore, Tenant shall be entitled to offset such amounts against future installments of Rent as the same become due or against the Option Price, if applicable, and at Tenant's option, and/or (d) pursue any other remedy available at law or in equity.

SECTION 20.03:  CURE OR STAY OF DEFAULT

      In the event the default of Landlord or Tenant cannot be cured within the grace periods provided in Section 20.01 or 20.02, such default shall be deemed to have been cured if the defaulting party shall have commenced compliance within such grace period, and continues to prosecute the same with due diligence.

                                  ARTICLE 21

                                PURCHASE OPTION

         In consideration of the Rent to be paid during the term of this Lease by Tenant to Landlord, Tenant is hereby granted the exclusive option to purchase (the "Option") the Premises (including the Equipment) for the Option Price (as defined below).

         Closing of the sale under the Option shall occur within ninety (90) days after the date of such Exercise Notice, at the San Jose, California offices of Commonwealth Land Title, 333 W. Santa Clara Street, Suite 110, San Jose, California 95113, an affiliate of LandAmerica Financial Group, Inc., 7557 Rambler Road, Suite 1200, Dallas, Texas 75201 (the "Title Company").

         (A)     Option Price. Should Tenant elect to exercise its Option, the
                 ------------
purchase price for the Property (the "Option Price") shall be the amount of Five Million and No/100 Dollars ($5,000,000.00), exclusive of the Rent for the Lease year during which the Option is exercised, prorated to the date of closing of such Option, subject to adjustment as provided below.

         The amount of the Option Price shall be adjusted as provided under the terms of this Lease and as a result of the proration and allocation of closing costs as provided below. To the extent that for any reason an allocation of the Option Price is required as between the Real Property and Improvements, on one hand, and the Equipment on the other, such allocation shall be made based upon the respective fair market values thereof as reasonably determined by Landlord and Tenant as of the date of the Exercise Notice or as of the date on which Tenant attempts delivery of the Exercise Notice. The Option Price shall be payable in cash or other readily available funds to Landlord at the time of closing. It is understood and agreed that Landlord shall agree to the allocation of the Option Price and that Tenant shall be deemed to have satisfied its obligation by the tender of such funds to Landlord.

         (B)      The Property. Specifically, and without limiting the
                  ------------
generality of the foregoing, the property subject to the exercise of the Option shall include the Premises, Improvements and the Equipment, together with such lease agreements, sales and service contracts, warranties, guarantees, indemnities, supplier and vendor contracts, customer and supply lists, intellectual property rights, books and records and all other assets used in the operation of the business of the San Luis Travel Plaza, as identified and selected by Tenant, as well as all right to use of the name "San Luis Travel Plaza". The assets shall not include any accounts receivable, accrued expenses, cash or goodwill, and Tenant shall not be obligated to assume any contracts, leases, liabilities or other obligations of Landlord other than those specifically selected and accepted by Tenant in writing.

         (C)      Conveyance and Closing.  At the time of closing of the Option:
                  ----------------------

                  i) Landlord shall convey to Tenant good, marketable and indefeasible title to the Premises by general warranty deed, in form acceptable to Tenant, free and clear of all liens, claims and encumbrances, and subject only to taxes for the year during which the closing occurs, prorated to the date of such closing date, and to those matters shown on Schedule B of the Title Commitment attached hereto and made a part hereof as Exhibit E (the "Permitted Encumbrances"). At the time of closing Tenant shall be provided an ALTA standard form Owner's Policy of Title Insurance, including any endorsements required by Tenant, issued by the Title Company covering the Premises in the amount of $5,000,000, insuring good, marketable, and indefeasible title to the Property in favor of Tenant, free and clear of all liens and encumbrances, and subject only to the Permitted Exceptions.

                  Within fifteen (15) days of the Exercise Notice, Landlord, at its sole cost and expense shall provide to Tenant an updated Title Commitment issued by the Title Company, confirming the current liens, encumbrances, claims and other matters of record affecting the Premises. Landlord hereby represents and warrants to Tenant that as of the date of this Agreement the Premises is subject to no liens, encumbrances, claims or other matters of record, other than the Permitted Encumbrances. Landlord hereby covenants and agrees that during the term of the Option, that Landlord will not mortgage, pledge, hypothecate, transfer, grant a lien in or further encumber the Premises.

                  (ii) Landlord shall convey to Tenant good, marketable and indefeasible title to the Equipment by general warranty bill of sale in form satisfactory to Tenant in all respects, free and clear of all liens. Landlord warrants and represents to Tenant that as of the Commencement Date, the Equipment is not subject to any liens and security interests in favor of a third party. Landlord hereby covenants and agrees that during the term of the Option that Landlord will not mortgage, pledge, hypothecate, transfer, grant a security interest in or encumber the Equipment. Within fifteen (15) days of the Exercise Notice and then again as of the date of closing of the Option, Landlord at its sole cost and expense shall furnish to Tenant then current UCC lien, tax and judgment searches with respect to Landlord from the Secretary of State's office in California and the County Clerk's Records in Merced County, California, reflecting any liens and security interests against the Equipment and any other matters affecting Landlord and the Equipment, which searches shall be satisfactory to Tenant in all respects. The Option Price shall be disbursed at closing in such a manner so as to secure releases of any Equipment liens as of the date of closing of the Option.

                  (iii) Landlord hereby covenants and agrees that at the time of closing of the Option that it shall execute and deliver to Tenant a General Warranty Deed, Bill of Sale and such additional documents of transfer and assignment as may be necessary or requested by Tenant to complete the acquisition of the Property, including without limitation the assignment of all warranties and guarantees with respect to any of the Property, any required withdrawal or assignment of trade/business names as to "San Luis Travel Plaza", and any assignments or re-registrations with regards to the USTs.

                  (iv) At the time of closing of the Option, Tenant shall deliver the Option Price, as adjusted, to Landlord, for the benefit of Landlord, in cash or by wire transfer or cash equivalent. Landlord shall pay the expense of any premium for Owner's Policy of Title Insurance (exclusive of endorsements required by Tenant, which shall be paid for by Tenant), its own attorney's fees and all other usual and customary closing fees and recording charges will be shared equally by Landlord and Tenant.

         (G)      Default. In addition to the other rights and remedies provided
                  -------
under the terms of this Lease, in the event either party fails to perform any of the covenants expressly set forth in this Section 21, then the non-defaulting party shall be entitled to exercise all rights and remedies available at law or in equity to enforce the terms of the Option, including without limitation, the right to enforce specific performance. In the event such non-defaulting party retains attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party's reasonable attorney's fees incurred by such other party for the enforcement of the terms hereof.

                                  ARTICLE 22

                                INDEMNIFICATION
                                ---------------
SECTION 22.01  INDEMNITY.

      (a) Subject to Section 22.01(C) hereof, Landlord agrees to indemnify and hold Tenant and Tenant's partners, officers, directors, shareholders, affiliates, employees, agents and employee plan fiduciaries ("Tenant
                                                              ------
Indemnitees") harmless from any and all damages, losses, liabilities (joint or
-----------
several), payments, obligations, penalties, claims, response or remediation costs, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, fees, disbursements and expenses of attorneys, accountants, consultants and other professional advisors or contractors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever (collectively "Damages"), directly or indirectly resulting from, relating to or arising out
 -------
of:

                (1) any breach of or inaccuracy in any representation or warranty of Landlord contained in this Lease, and all other agreements, instruments, documents, and certificates executed and delivered by or on behalf of Landlord in connection herewith or in connection with the Option or closing thereunder (collectively, the "Operative Document(s)");

                (2) any breach or non-performance, partial or total, by Landlord of any covenant or agreement of Landlord contained in this Lease or in any Operative Document;

                (3) any actual or threatened violation of or non-compliance with, or remedial, removal or reclamation obligation arising under, any Environmental Laws arising from any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring prior to the Commencement Date relating in any way to the Premises, Equipment, or the business (including without limitation the ownership, operation or use of the Premises, Equipment and the conduct of the business thereon prior to the Commencement Date; the products manufactured or sold by Landlord; air emissions from or ground water contamination in, on, under or affecting the Premises and the business; the presence of all underground or above ground storage tanks or any Materials of Environmental Concern on, in, under or affecting all or any portion of the Premises and Equipment, or any surrounding areas, and any release or threatened release of any Materials of Environmental Concern; and the storage, disposal or treatment, or transportation for storage, disposal or treatment, of, Materials of Environmental Concern);

                (4) the ownership, management or use of the Premises and Equipment prior to the Commencement Date; the conduct of the business prior to the Commencement Date; the products manufactured or sold by Landlord (other than damages attributable to defects that are in products in inventory at the Commencement Date to the extent the defects resulted from Tenant's negligence after the Commencement Date); all contracts, agreements, obligations, commitments and liabilities of Landlord of every kind and character relating in any way to the business, Premises or Equipment; Landlord's noncompliance with bulk transfer laws, if any, or any similar law in connection with the lease of the Premises and Equipment, the purchase and sale of such Property pursuant to this Lease; and, all pension, retirement, bonuses, severance pay, salaries and all other compensation and benefits of whatsoever nature (including all liabilities to any person under ERISA and all liabilities to any governmental body) attributable to service to or employment by Landlord prior to the Commencement Date;

                (5) any labor organization claiming it had any right to represent any employees of Landlord who are employed by Tenant subsequent to the Commencement Date, where such claims for representation arise out of circumstances existing prior to the Commencement Date;

                (6) any losses or costs of defending against any claims which may be made against Tenant by any person claiming violations of any local, state, or federal laws relating to the employment relationship, including, but not limited to, wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of taxes, where such claims arise out of circumstances occurring prior to the Commencement Date; and

                 (7) any matters as to which Landlord indemnifies Tenant or Tenant Indemnitees under other express provisions of this Lease or any Operative Document, such indemnity provisions being incorporated in this Section 22.01(A) by reference thereto.

         (B) Subject to Section 22.01(C) hereof, Tenant shall indemnify and hold Landlord and Landlord's partners, affiliates, employees, and agents ("Landlord Indemnitees") harmless from, any and all Damages resulting from or
  --------------------
arising out of:

                  (1) any breach of any representation or warranty of Tenant contained in this Lease or in any Operative Document;

                  (2) any breach or non-performance, partial or total, by Tenant of any covenant or agreement of Tenant contained in this Lease or in any Operative Document; and

                  (3) any actual or threatened violation of or non-compliance with, or remedial, removal or reclamation obligation arising under, any Environmental Laws arising from any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring in connection with Tenant's ownership, management or use of the Premises and Equipment after the Commencement Date and the presence of all underground or above ground storage tanks or any Materials of Environmental Concern on, in, under or affecting all or any portion of the Premises and Equipment, or any surrounding areas, and any release or threatened release of any Materials of Environmental Concern after the Commencement Date; and the storage, disposal or treatment, or transportation for storage, disposal or treatment, of, Materials of Environmental Concern) after the Commencement Date; other than any and all matters for which Tenant and Tenant Indemnitees are indemnified by Landlord under the provisions of this Lease or any Operative Document.

         (C) Landlord shall retain liability, and Landlord shall jointly and severally indemnify Tenant and Tenant Indemnitees, for the payment of any tax liabilities with respect to the Premises and Equipment and the conduct of the business during all periods other than during the term of this Lease.

SECTION 22.02 NOTICE AND PARTICIPATION. If a claim by a third party is made against a party indemnified pursuant to this Article 22 ("Indemnitee"), and if
                                                          ----------
such Indemnitee intends to seek indemnity with respect thereto under this
Article 22, the Indemnitee shall promptly, after the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Lease ("Claim"), notify the party or parties from
                                   -----
whom indemnification is sought ("Indemnitor") of such Claim. In the event of any
                                 ----------
Claim, Indemnitor, at its option, may assume (with legal counsel acceptable to the Indemnitee) the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee's Claim, and may assert any defense of Indemnitee or Indemnitor; provided that Indemnitee shall have the right at its own expense
               --------
to participate jointly with Indemnitor in the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee's Claim and provided further that failure to give such notice shall not preclude Indemnitee making any Claim thereon if the failure or delay in giving such notice did not prejudice Indemnitor. In the event that Indemnitor elects to undertake the defense of any Claim hereunder, Indemnitee shall cooperate with Indemnitor to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit Indemnitor's management of same with regard to the amount of Damages payable by the Indemnitor hereunder. Neither Tenant nor Landlord shall be entitled to settle any Claim without the prior written consent of the other, which consent shall not unreasonably be withheld.

SECTION 22.03 INDEMNIFICATION OF NEGLIGENCE OF INDEMNITEE. The indemnification provided in this Article 22 shall be applicable whether or not negligence of the Indemnitee is alleged or proven.

SECTION 22.04 REIMBURSEMENT. In the event that the Indemnitor shall, in accordance with the provisions of Section 22.02 above, undertake, conduct or control the defense or settlement of any Claim and it is later determined that such Claim was not a Claim for which the Indemnitor is required to indemnify the Indemnitee under this Article 22, the Indemnitee shall reimburse the Indemnitor for all reasonable costs and expenses with respect to such settlement or defense, including reasonable attorneys' fees and disbursements, incurred prior to discovery that such Claim was not a Claim for which Indemnitor was required to indemnify Indemnitee under this Article 22.

SECTION 22.05 OFFSET.    Any Tenant Indemnitee shall have the right to offset
any amounts for which it or any other Tenant Indemnitee is entitled to indemnification under this Article 22 against any amounts payable by any Tenant Indemnitee pursuant to any Operative Document or otherwise.

SECTION 22.06 NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the parties to this Lease and the Tenant Indemnitees and Landlord Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other person.

                                  ARTICLE 23

                              CONDITIONS TO LEASE

         Subject to Section 2.2 herein, this Lease is conditioned upon the satisfactory completion of each of the following (collectively the "Conditions"):

                  (i) That each of the Liens to be released (as set forth on Exhibit J attached hereto and made a part hereof) be released of record, or Tenant otherwise be satisfied, in its sole discretion, that such lien releases are imminent;

                  (ii) Tenant shall obtain from the Title Company a Leasehold Policy of Title Insurance in form and substance satisfactory to Tenant, subject only to the Permitted Exceptions;

                  (iii) Landlord furnish to Tenant such evidence as Tenant may require as to the cancellation and termination of the Scheduled Contracts set forth on Exhibit H attached hereto and made a part hereof and that all parties in possession of the Premises shall have vacated the same; and

                  (iv) All arrangements for the transfer of the existing liquor license currently in the name of Landlord to Tenant shall have been satisfied and such liquor license shall have been issued in the name of Tenant, or Tenant is otherwise satisfied in its sole discretion that such issuance is imminent. Tenant shall be responsible for arranging for the transfer of the liquor license and Landlord covenants and agrees to use its best efforts to cooperate and assist Tenant in that regard.

         In the event that each of the foregoing Conditions are not satisfied or waived prior to March 31, 2001, Tenant's Rent shall abate until such time as the Conditions are satisfied.

                                  ARTICLE 24

                             PURCHASE OF INVENTORY

         Contemporaneously with the Commencement Date, Tenant, shall purchase all existing fuel and non-fuel inventory, from Landlord, except for any inventory which is stale, or for which the date of use has expired, or which is unuseable. The cost of any inventory so purchased shall be based upon the last invoice cost which shall be provided from Landlord to Tenant. Landlord and Tenant agree to execute such bills of sale, transfers and assignments with regards to the inventory purchase as may be reasonably requested by either party, and settlement of the inventory purchase shall be made promptly upon determination of the last invoice cost with respect thereto.

                                  ARTICLE 25

                           MISCELLANEOUS PROVISIONS

SECTION 25.01: NOTICES. Notices hereunder shall be by certified mail, return receipt requested, by facsimile transmission, or by overnight delivery service (e.g., Federal Express) and addressed, as follows:

if to Tenant to:    Petro Stopping Centers, L.P.
                    6080 Surety Drive
                    El Paso, Texas 79905
                    Attn: Legal Department
                    Phone No. (915) 774-4711
                    Fax No.   (915) 774-7366
with a copy to:        Gibson, Dunn & Crutcher, LLP
                       333 South Grand Avenue
                       Los Angeles, California  90071-3197
                       Attn:  Amy R. Forbes, Esq.
                       Fax No. (213) 229-7520

if to Landlord:        San Luis Partnership
                       5570 Sanchez #230
                       San Jose, California  95123
                       Attn:  Dennis Bridgeman
                       Phone No. (408) 978-2221
                       Fax No. (408) 978-5610
or to such other address or addresses as either party may give to the other, from time to time, by notice as herein provided. Notice shall be deemed given two (2) days after deposit in the United States mail if sent certified mail, next day delivery if by overnight courier service and upon telecopy confirmation if by facsimile transmission. Notice of a change in the identity or address of any person to whom notice of any type is to be given or payment of any monies is to be made, shall be effective only thirty (30) days after receipt.

SECTION 25.02: WAIVER. Any failure by either Landlord or Tenant to enforce any of the provisions of this Lease shall not be deemed a waiver of any of Landlord's or Tenant's rights or remedies.

SECTION 25.03: CHANGES-MODIFICATIONS. This Lease contains the entire agreement between the parties hereto as to the subject matters hereof. No modifications, alterations, changes, waiver or estoppel to this Lease or any of the terms hereof shall be valid or binding unless in writing and signed by a duly authorized officer of the party to be charged.

SECTION 25.04: END OF TERM. Upon the expiration or termination of this Lease, Tenant shall surrender possession of the Premises in general working order and condition, except for wear and tear, damage by fire, the elements, or casualty, and except for such damages or conditions not solely and directly caused by the gross negligence of Tenant.

SECTION 25.05: TENANT'S PROPERTY. All trade fixtures, furniture, furnishings, equipment and other personalty owned or installed by Tenant before or during the term hereof shall remain Tenant's property, and Tenant, at any time and from time to time, including but not limited to the expiration or termination of this Lease, may, but shall not be obligated to remove same.

SECTION 25.06: HOLDOVER. Should Tenant holdover after the expiration of the term, such holding over shall be deemed a tenancy from month-to-month subject to the provisions, conditions and covenants in this Lease contained, and such tenancy may be terminated upon one (1) month's notice in writing by either party to the other.

SECTION 25.07: RIGHTS AND REMEDIES. The various rights and remedies of Landlord and Tenant reserved herein shall be deemed to be cumulative, and, unless otherwise expressed herein to the contrary, no one of them shall be deemed to be exclusive of any of the other rights, or remedies as are now permitted, or may be hereafter allowed either by law or in equity.

SECTION 25.08: SUCCESSORS AND ASSIGNS. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors, and assigns.

SECTION 25.09: INVALIDITY OF ANY PROVISIONS. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall continue to be valid and be enforced to the fullest extent permitted by law.

SECTION 25.10: CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the State of California (other than the choice of law principles thereof). Venue of any action shall be in the Superior Court of California, County of Merced.

SECTION 25.11:  MISCELLANEOUS.

      (A) Whenever the words "Landlord" and "Tenant" appear herein, each shall be applicable to one or more persons, as the case may be, the singular shall include the plural, and the neuter to include the masculine and feminine, and if there shall be more than one, the obligations hereunder shall be joint and several.

      (B) Wherever in this Lease reference is made to the "term hereof", the same shall be deemed to read "as extended" so as to include the period of extensions if Tenant shall exercise its option(s) to extend.

      (C) The parties hereto agree that the law of the state in which the Premises are located will apply to any interpretation of any of the covenants and provisions of this Lease. The identity of the draftsperson of this Lease, be it Landlord or Tenant, shall not affect the interpretation of this Lease.

      (D) The headings used for the various Articles herein contained are for convenient references only, and are not intended to define, construe or in any manner limit the contents of such Articles.

      (E) This Lease may be executed in multiple counterpart copies, each of which shall be deemed an original and all of which when taken together shall constitute one in the same agreement.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the day, month and year first above stated.

                                    LANDLORD:

                                    SAN LUIS PARTNERSHIP, a California general partnership

                                    By:
                                       -----------------------------------------
                                             Robert Houret, General Partner

                                    By:
                                       -----------------------------------------
                                             Frank Maestri, General Partner

                                    By:
                                       -----------------------------------------
                                             Frank Andre, General Partner

                                     TENANT:

                                     PETRO STOPPING CENTERS, L.P., a
                                     Delaware limited partnership

                                     By:
                                        ----------------------------------------
                                             Evan Brudahl, Senior Vice
                                             President - Operations